UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, the Boards of Directors of PG&E Corporation, parent company of Pacific Gas and Electric Company (“Utility”), and of the Utility elected David S. Thomason as Vice President and Controller of PG&E Corporation and Vice President, Chief Financial Officer, and Controller of the Utility, respectively, effective June 1, 2016.  Mr. Thomason will succeed Dinyar B. Mistry who, as previously disclosed, assumed the additional role of Senior Vice President, Human Resources, of PG&E Corporation and the Utility, effective March 1, 2016.  A copy of the related press release is attached to this report as Exhibit 99.

Mr. Thomason, 40, currently serves as the Senior Director, Financial Forecasting and Analysis, a position he has held since 2012, and is responsible for overseeing the Utility’s management reporting and enterprise financial planning and analysis functions  From 2001 to 2012, Mr. Thomason held various positions in the Utility’s Corporate Accounting, Regulatory Affairs, and Finance organizations. He is a certified public accountant and prior to joining the Utility, served clients in various industries at the accounting firm of Arthur Andersen LLP.  He holds a BS in Accounting from the University of Oregon and an MBA from the University of California, Berkeley.

Also, on May 23, 2016, the Compensation Committee of the Board of Directors of PG&E Corporation approved an annual salary for Mr. Thomason in the amount of $275,000, effective June 1, 2016.  Mr. Thomason also will be entitled to participate in the 2016 Short-Term Incentive Plan (“STIP”) and to receive awards under the PG&E Corporation 2014 Long-Term Incentive Plan (“LTIP”) based on the approved target amounts for his officer level.  Mr. Thomason’s STIP participation rate will be 40% of his annual salary, and the target value of his LTIP award will be $250,000.  The actual amount of STIP compensation that Mr. Thomason will receive, if any, depends on the extent to which the specified performance and other conditions to which the awards are subject are met.  The actual amounts of annual LTIP awards for Mr. Thomason and other officers are expected to be approved annually in February.  The value of LTIP awards depends on (1) whether the relevant vesting and performance conditions are met and (2) the PG&E Corporation common stock price at the time vested awards are settled.  Mr. Thomason will be entitled to participate in other executive officer programs, including the PG&E Corporation 2012 Officer Severance Policy, as described in PG&E Corporation’s 2016 proxy statement filed with the Securities and Exchange Commission.

In connection with his appointment, Mr. Thomason will also receive an LTIP award of $100,000.  This award will consist of (1) performance shares, corresponding to 60% of the total award value (50% of the total award value will be comprised of performance shares subject to financial goals based on PG&E Corporation’s total shareholder return (“TSR”) measured by stock price appreciation and dividends over the three-year performance period, as compared to the TSR of comparator companies during the same period, and 10% of  the total award value will be comprised of performance shares subject to safety and customer affordability goals), and (2) restricted stock units (“RSUs”), corresponding to 40% of the total award value.  This award is expected to be granted on June 15, 2016, or a later date, in accordance with the PG&E Corporation Equity Grant Date Policy (the “Grant Date”).  The number of the RSUs and the number of performance shares subject to safety and customer affordability goals will be determined by dividing their respective values by the closing price of a share of PG&E Corporation common stock on the New York Stock Exchange on the Grant Date.  The number of performance shares subject to TSR goals will be determined by dividing the value of these performance shares by the Grant Date fair value, as determined under the applicable valuation methodology.

Item 9.01	Financial Statements and Exhibits

Exhibit 99	Press Release dated May 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ LINDA Y.H. CHENG
Dated: May 24, 2016		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ LINDA Y.H. CHENG
Dated: May 24, 2016		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

Exhibit Index

Exhibit 99	Press Release dated May 24, 2016